PROMISSORY NOTE

$375,000.00                                                April 15, 1995
                                                           Concord, California


         FOR VALUE RECEIVED, the undersigned, ARIZONA INSTRUMENT CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of CLASSIC SYNDICATE, INC., an Illinois corporation, its successors or assigns (the "Lender"), the principal sum of Three Hundred Seventy-Five Thousand Dollars ($375,000.00) and all interest accrued thereon. The Borrower hereby promises that the funds loaned hereunder shall be used exclusively for the payment of Borrower's April 30, 1995 installment obligation to Bridge Capital Investors II.

         Interest shall accrue from the effective date hereof on the outstanding principal balance until all of the principal and interest due hereunder have been paid. Such interest shall be calculated at a rate of ten percent (10%) per annum. Should such amount of interest be deemed to be usurious under any applicable laws, rules or regulations, then the amount of interest charged hereunder shall be adjusted to the highest rate which is not usurious. Interest shall be calculated on the basis of a 360-day year and a twelve 30-day months.

         Semiannual payments shall be made on October 30, 1995, April 30, 1996, and October 30, 1996 each in an amount equal to all of the interest accrued through the due date of such payment. All of the outstanding principal and all remaining accrued and unpaid interest is due and payable in full no later than April 30, 1997. Borrower shall have the right to prepay at any time, without penalty, all or any portion of the principal and/or accrued interest, provided that any partial payments shall be deemed applicable first to accrued interest and then to the outstanding principal.

         If any payments of principal or interest on this note shall become due on a Saturday, Sunday or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

         Payments of both principal and interest are to be made at such place as the Lender shall designate to the Borrower, in lawful money of the United States of America, in immediately available funds.

         This note is issued pursuant to, is entitled to the benefits of, and is subject to the terms of, a Subordinated Loan Agreement dated as of April 14, 1996 by and between Borrower and Lender (the "Subordinated Loan Agreement"), providing for, among other things, the acceleration of the indebtedness evidenced by this note upon the happening of certain events of default and the subordination of this note to certain other indebtedness of Borrower.

         This note shall be governed by and construed in accordance with the laws of the State of California.

                                     ARIZONA INSTRUMENT CORPORATION


                                     -------------------------------------

                                     Name:________________________________
(Corporate Seal)                     Title:_________________________________


Attest:

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Name:___________________________
Title:____________________________